UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2016

UNITED STATES COMMODITY INDEX FUNDS TRUST
(Exact name of registrant as specified in its charter)

Delaware	001-34833	27-1537655
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1999 Harrison Street, Suite 1530 Oakland, California 94612
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 522-9600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2016, the Board of Directors of the United States Commodity Funds LLC (“USCF”), the sponsor of United States Commodity Index Funds Trust and its series, the United States Commodity Index Fund (“USCI”), the United States Copper Index Fund (“CPER”), and the United States Agriculture Index Fund (“USAG”), appointed Andrew F Ngim as Chief Operating Officer of USCF, effective August 15, 2016.

Mr. Ngim, 56, co-founded USCF in 2005 and has served as a Management Director of USCF since May 2005. Mr. Ngim has served as the Portfolio Manager for USCI, CPER and USAG since January 2013. Mr. Ngim also served as USCF’s Treasurer from June 2005 to February 2012. In addition, he has been on the Board of Managers and has served as the Assistant Secretary and Assistant Treasurer of USCF Advisers since its inception in June 2013. Prior to and concurrent with his services to USCF and USCF Advisers, from January 1999 to January 2013, Mr. Ngim served as a Managing Director for Ameristock Corporation, a California-based investment adviser, which he co-founded in March 1995, and was Co-Portfolio Manager of Ameristock Mutual Fund, Inc. from January 2000 to January 2013. From the period September 2014 to the present, Mr. Ngim also serves as portfolio manager of the Stock Split Index Fund, a series of the USCF ETF Trust, as well as a Management Trustee of the USCF ETF Trust from the period of August 2014 to the present. Mr. Ngim has been a principal of USCF listed with the U.S. Commodity Futures Trading Commission (the “CFTC”) and the National Futures Association (the “NFA”) since November 2005. Mr. Ngim earned his B.A. from the University of California at Berkeley.

On September 1, 2016, the Board of Directors of USCF appointed Kevin A. Baum as Chief Investment Officer of USCF, effective September 1, 2016.

Mr. Baum, 46, has served as a Portfolio Manager of USCF since March 2016. Prior to joining USCF, Mr. Baum temporarily retired from December 2015 to March 2016. Mr. Baum served as the Vice President and Senior Portfolio Manager for Invesco PowerShares Capital Management LLC, an investment manager that manages a family of exchange-traded funds, from October 2014 through December 2015. Mr. Baum was temporarily retired from May 2012 through September 2014. From May 1993 to April 2012, Mr. Baum worked as the Senior Portfolio Manager, Head of Commodities for OppenheimerFunds, Inc., a global asset manager. Mr. Baum has been a principal and associated person of USCF since March 2016 and became listed as such with the CFTC via the NFA in April 2016. Mr. Baum is a CFA Charterholder, CAIA Charterholder, and earned a B.B.A. in Finance from Texas Tech University.

There are no family relationships between either of Mr. Ngim or Mr. Baum and any director or executive officer of the Company, nor are there any related party transactions involving Messrs. Ngim and Baum and USCF. There are no arrangements or understandings between either of Mr. Ngim or Mr. Baum and any other person pursuant to which he was selected as an officer.

A press release announcing the appointments of Mr. Ngim and Mr. Baum is attached as Exhibit 99.1 hereto and is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit 99.1	Press release dated September 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United States Commodity Index Funds Trust

	By:	United States Commodity Funds LLC, its sponsor

Date: September 1, 2016	By:	/s/ John P. Love
Name: John P. Love
Title: President (Principal Executive Officer)